Exhibit 23.1



                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT



We consent to the use of our reports dated April 9, 2004 and May 19, 2003 with respect to the consolidated balance sheet of Inyx, Inc. as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2003 and 2002, included in Amendment No. One to the Form SB-2 of Inyx, Inc., and to all references to our firm therein.



/s/  Berkovits, Lago & Company, LLP

Ft. Lauderdale, Florida

June 28, 2004